Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 29, 2024, with respect to the consolidated financial statements included in the Annual Report of Lisata Therapeutics, Inc. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statements of Lisata Therapeutics, Inc. on Form S-1 (File No 333-239302), Forms S-3 (File No. 333-196702, File No. 333-210664, File No. 333-214607, File No. 333-220354, File No. 333-248100, File No. 333-252560, and File No. 333-254971) and on Forms S-8 (File No. 333-107438, File No. 333-144265, File No. 333-159282, File No. 333-162733, File No. 333-173854, File No. 333-181365, File No. 333-184927, File No. 333-191572, File No. 333-205662, File No. 333-212202, File No. 333-215455, File No. 333-218642, File No. 333-222410, File No. 333-225743, File No. 333-225744, File No. 333-248101, File No. 333-257560, File No. 333-267909, and File No.333-273229).

/s/GRANT THORNTON LLP

New York, New York
February 29, 2024